As filed with the Securities and Exchange Commission on November 17, 2006 Registration No. 333-
                      -----------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            UNITED COMMUNITY BANCORP
             (exact name of registrant as specified in its charter)

       UNITED STATES                                36-4587081
       -------------                                ----------
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                                92 WALNUT STREET
                           LAWRENCEBURG, INDIANA 47025
                                 (812) 537-4822
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

               UNITED COMMUNITY BANCORP 2006 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)
                            ------------------------

                                                    COPIES TO:
WILLIAM F. RITZMANN                                 VICTOR L. CANGELOSI, ESQUIRE
PRESIDENT AND CHIEF EXECUTIVE OFFICER               THOMAS P. HUTTON, ESQUIRE
UNITED COMMUNITY BANCORP                            EDWARD G. OLIFER, ESQUIRE
92 WALNUT STREET                                    MULDOON MURPHY & AGUGGIA LLP
LAWRENCEBURG, IN 47025                              5101 WISCONSIN AVENUE, N.W.
(812) 537-4822                                      WASHINGTON, D.C. 20016
                                                    (202) 362-0840

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

===================================================================================================================
          Title of                                     Proposed Maximum      Proposed Maximum
      Securities to be                Amount          Offering Price Per    Aggregate Offering        Amount of
         Registered            to be Registered (1)          Share               Price             Registration Fee
-------------------------------------------------------------------------------------------------------------------
        Common Stock
       $0.01 par value              (2) 580,630          $12.93 (3)              $7,507,546           $804
====================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the United Community Bancorp 2006 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend or similar adjustment to the outstanding common stock of United Community Bancorp (the "Common Stock") pursuant to 17 C.F.R. ss.230.416(a).
(2) Represents the shares which may be issued as stock awards or upon the exercise of options to purchase shares of United Community Bancorp common stock under the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. The average of the high and low price of the Common Stock as reported on November 15, 2006 in accordance with 17 C.F.R. ss.230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

UNITED COMMUNITY BANCORP

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The document containing the information for the United Community Bancorp 2006 Equity Incentive Plan (the "Plan") specified by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1). Said document need not be filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Said document and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by United Community Bancorp (the "Registrant" or the "Corporation") with the SEC are incorporated by reference in this Registration Statement:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which includes the consolidated statements of income, equity and cash flows for the periods ending June 30, 2006, June 30, 2005 and June 30, 2004, filed with the SEC on September 28, 2006 (File No. 000-51800).

         (b) The description of the Registrant's common stock contained in the Registrant's Form 8-A (File No. 000-51800), as filed with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and rule 12b-15 promulgated thereunder, on February 9, 2006, as incorporated by reference to the Registrant's Form S-1 (File No. 333-130302) and declared effective on February 21, 2006.

         (c) All documents filed by the Registrant and the Plan, where applicable, pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold (in each case other than those portions furnished under Items 2.02., 7.01 and 9.01 of Form 8-K).

         ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

         The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Muldoon Murphy & Aguggia LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant (also referred to herein as the "Holding Company") shall indemnify its directors, officers and employees in accordance with the following provision from the Registrant's Bylaws:

                                   ARTICLE XII
                                 INDEMNIFICATION

         The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         None.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to the Exhibit Table in Item 601 of Regulation S-K).

         List of Exhibits (filed herewith unless otherwise noted):

         5       Opinion of Muldoon Murphy & Aguggia LLP as to the legality of the common stock to be issued.
        10.1     United Community Bancorp 2006 Equity Incentive Plan(1)
        10.2     Form of Restricted Stock Award Agreement
        10.3     Form of Incentive Stock Option Award Agreement
        10.4     Form of Non-Statutory Stock Option Award Agreement
        23.1     Consent of Muldoon Murphy & Aguggia LLP
                 (contained in the Opinion included as Exhibit 5)
        23.2     Consent of Clark, Schaefer, Hackett & Co.
        24       Power of Attorney (contained on the signature pages).
----------------------------
(1) Incorporated herein by reference to Appendix C in the definitive proxy statement filed with the SEC on October 25, 2006 (File No. 000-51800).

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT.

         Pursuant to the requirements of the Securities Act of 1933, United Community Bancorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lawrenceburg, Indiana on November 17, 2006.

                                    UNITED COMMUNITY BANCORP


                                    By: /s/ William F. Ritzmann
                                        ----------------------------------------
                                        William F. Ritzmann
                                        President and Chief Executive Officer
                                        (principal executive officer)

         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints William F. Ritzmann and Elmer G. McLaughlin, as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments to the Form S-8 registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully, and to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Name                                           Title                                  Date
       ----                                           -----                                  ----

/s/ William F. Ritzmann                     President, Chief Executive Officer        November 17, 2006
---------------------------                 and Director
William F. Ritzmann                         (principal executive officer)



/s/ Vicki A. March                          Senior Vice President,                    November 17, 2006
---------------------------                 Chief Financial Officer
Vicki A. March                              and Treasurer
                                            (principal financial and
                                            accounting  officer)



/s/ Ralph B. Sprecher                       Chairman of the Board                     November 17, 2006
---------------------------
Ralph B. Sprecher


                                        4


/s/ Robert J. Ewbank                        Director                                  November 17, 2006
---------------------------
Robert J. Ewbank



                                            Director
---------------------------
William S. Gehring



/s/ Jerry W. Hacker                         Director                                  November 17, 2006
---------------------------
Jerry W. Hacker



/s/ Elmer G. McLaughlin                     Executive Vice President,                 November 17, 2006
---------------------------                 Chief Operating Officer,
Elmer G. McLaughlin                         Corporate Secretary and Director



/s/ Anthony C. Meyer                        Director                                  November 17, 2006
---------------------------
Anthony C. Meyer



/s/ Henry G. Nanz                           Director                                  November 17, 2006
---------------------------
Henry G. Nanz



/s/ George M. Seitz                         Director                                  November 17, 2006
---------------------------
George M. Seitz



                                            Director
---------------------------
Eugene B. Seitz, II



/s/ Richard C. Strzynski                    Director                                  November 17, 2006
---------------------------
Richard C. Strzynski



/s/ Frank E. Weismiller, Jr.                Director                                  November 17, 2006
----------------------------
Frank E. Weismiller, Jr.





                                  EXHIBIT INDEX



      Exhibit No.      Description                                       Method of Filing
      -----------      ---------------------------------------           -----------------------------

        5              Opinion of Muldoon Murphy & Aguggia LLP           Filed herewith.

       10.1            United Community Bancorp 2006 Equity              Incorporated herein by
                       Incentive Plan                                    reference.

       10.2            Form of Restricted Stock Award Agreement          Filed herewith.

       10.3            Form of Incentive Stock Option Award              Filed herewith.
                       Agreement

       10.4            Form of Non-Statutory Stock Option Award          Filed herewith.
                       Agreement

       23.1            Consent of Muldoon Murphy & Aguggia LLP           Contained in the Opinion
                                                                         included as Exhibit 5.0.

       23.2            Consent of Clark, Schaefer, Hackett & Co.         Filed herewith.

        24             Power of Attorney                                 Located on the signature page.

                                       6